Exhibit 99.2
Juniata Valley Financial Corp. and Subsidiary
Consolidated Statements of Financial Condition
(Unaudited, Dollar amounts in thousands, except share data)

	March 31,	December 31,
	2010	2009
ASSETS
Cash and due from banks	$8,729	$18,613
Interest bearing deposits with banks	93	82
Federal funds sold	10,000	1,200

Cash and cash equivalents	18,822	19,895
Interest bearing time deposits with banks	1,345	1,420
Securities available for sale	74,973	77,356
Restricted investment in Federal Home Loan Bank (FHLB) stock	2,197	2,197
Investment in unconsolidated subsidiary	3,391	3,338

Total loans, net of unearned interest	311,663	311,630
Less: Allowance for loan losses	(2,863)	(2,719)

Total loans, net of allowance for loan losses	308,800	308,911
Premises and equipment, net	6,849	6,878
Other real estate owned	291	476
Bank owned life insurance and annuities	13,196	13,066
Core deposit intangible	288	299
Goodwill	2,046	2,046
Accrued interest receivable and other assets	6,581	6,227

Total assets	$438,779	$442,109

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits:
Non-interest bearing	$54,758	$55,030
Interest bearing	319,873	322,367

Total deposits	374,631	377,397

Securities sold under agreements to repurchase	2,552	3,207
Long-term debt	5,000	5,000
Other interest bearing liabilities	1,152	1,146
Accrued interest payable and other liabilities	4,631	4,756

Total liabilities	387,966	391,506
Stockholders’ Equity:
Preferred stock, no par value:
Authorized — 500,000 shares, none issued	—	—
Common stock, par value $1.00 per share:
Authorized — 20,000,000 shares
Issued — 4,745,826 shares
Outstanding —
4,321,487 shares at March 31, 2010;
4,337,587 shares at December 31, 2009	4,746	4,746
Surplus	18,327	18,315
Retained earnings	36,799	36,478
Accumulated other comprehensive loss	(644)	(805)
Cost of common stock in Treasury:
424,339 shares at March 31, 2010;
408,239 shares at December 31, 2009	(8,415)	(8,131)

Total stockholders’ equity	50,813	50,603

Total liabilities and stockholders’ equity	$438,779	$442,109

Juniata Valley Financial Corp. and Subsidiary
Consolidated Statements of Income
(Unaudited)
(Dollar amounts in thousands, except share data)

	Three Months Ended
	March 31,
	2010	2009
Interest income:
Loans, including fees	$5,036	5,289$
Taxable securities	233	308
Tax-exempt securities	275	281
Federal funds sold	1	2
Other interest income	9	56

Total interest income	5,554	5,936

Interest expense:
Deposits	1,519	1,878
Securities sold under agreements to repurchase	1	1
Short-term borrowings	1	1
Long-term debt	34	34
Other interest bearing liabilities	3	5

Total interest expense	1,558	1,919

Net interest income	3,996	4,017
Provision for loan losses	285	135

Net interest income after provision for loan losses	3,711	3,882

Noninterest income:
Trust fees	120	84
Customer service fees	382	372
Earnings on bank-owned life insurance and annuities	122	106
Commissions from sales of non-deposit products	96	108
Income from unconsolidated subsidiary	56	48
Gain on sale of securities	12	—
(Loss) Gain on sales of other assets	(1)	6
Prior period income from insurance sales	—	323
Other noninterest income	236	195

Total noninterest income	1,023	1,242

Noninterest expense:
Employee compensation expense	1,286	1,286
Employee benefits	416	444
Occupancy	233	239
Equipment	119	162
Data processing expense	365	333
Director compensation	87	110
Professional fees	93	121
Taxes, other than income	130	128
FDIC Insurance premiums	147	88
Amortization of intangibles	11	11
Other noninterest expense	258	269

Total noninterest expense	3,145	3,191

Income before income taxes	1,589	1,933
Provision for income taxes	401	523

Net income	$1,188	$1,410

Earnings per share
Basic	$0.27	$0.32
Diluted	$0.27	$0.32
Cash dividends declared per share	$0.20	$0.19
Weighted average basic shares outstanding	4,330,136	4,340,633
Weighted average diluted shares outstanding	4,334,000	4,345,622

Juniata Valley Financial Corp. and Subsidiary
Consolidated Statements of Changes in Stockholders’ Equity
(Unaudited)
(Amounts in thousands, except share data)

	Three Months Ended March 31, 2010
	Number				Accumulated
	of				Other		Total
	Shares	Common		Retained	Comprehensive	Treasury	Stockholders’
	Outstanding	Stock	Surplus	Earnings	Loss	Stock	Equity
Balance at December 31, 2009	4,337,587	$4,746	$18,315	$36,478	$(805)	$(8,131)	$50,603
Comprehensive income:
Net income				1,188			1,188
Change in unrealized gains on securities available for sale, net of reclassification adjustment and tax effects					140		140
Defined benefit retirement plan adjustments, net of tax effects					21		21

Total comprehensive income							1,349
Cash dividends at $0.20 per share				(867)			(867)
Stock-based compensation activity			12				12
Purchase of treasury stock, at cost	(16,100)					(284)	(284)

Balance at March 31, 2010	4,321,487	$4,746	$18,327	$36,799	$(644)	$(8,415)	$50,813

	Three Months Ended March 31, 2009
	Number				Accumulated
	of				Other		Total
	Shares	Common		Retained	Comprehensive	Treasury	Stockholders’
	Outstanding	Stock	Surplus	Earnings	Loss	Stock	Equity
Balance at December 31, 2008	4,341,055	$4,746	$18,324	$34,758	$(1,247)	$(8,096)	$48,485
Comprehensive income:
Net income				1,410			1,410
Change in unrealized losses on securities available for sale, net of reclassification adjustment and tax effects					(151)		(151)

Total comprehensive income							1,259
Cash dividends at $0.19 per share				(825)			(825)
Stock-based compensation activity			10				10
Purchase of treasury stock, at cost	(7,600)					(128)	(128)

Balance at March 31, 2009	4,333,455	$4,746	$18,334	$35,343	$(1,398)	$(8,224)	$48,801

Juniata Valley Financial Corp. and Subsidiary
Consolidated Statements of Cash Flows
(Unaudited)
(Amounts in thousands)

	Three Months Ended March 31,
	2010	2009
Operating activities:
Net income	$1,188	$1,410
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	285	135
Depreciation	127	154
Net amortization of securities premiums	70	47
Amortization of core deposit intangible	11	11
Amortization of deferred net loan costs	5	12
Deferral of net loan costs (fees)	39	(10)
Net realized gains on sales of securities	(12)	—
Losses (gains) on sales of other assets	1	(6)
Earnings on bank owned life insurance and annuities	(122)	(106)
Deferred income tax expense	19	6
Equity in earnings of unconsolidated subsidiary, net of dividends of $9 and $8	(47)	(40)
Stock-based compensation expense	12	10
Increase in accrued interest receivable and other assets	(432)	(447)
(Decrease) increase in accrued interest payable and other liabilities	(114)	317

Net cash provided by operating activities	1,030	1,493

Investing activities:
Purchases of:
Securities available for sale	(10,226)	(15,339)
Premises and equipment	(98)	(45)
Bank owned life insurance and annuities	(30)	(29)
Proceeds from:
Maturities of and principal repayments on securities available for sale	12,754	9,728
Bank owned life insurance and annuities	17	18
Sale of other real estate owned	296	62
Sale of other assets	11	4
Net decrease in interest-bearing time deposits	75	—
Net (increase) decrease in loans receivable	(330)	4,884

Net cash provided by (used in) investing activities	2,469	(717)

Financing activities:
Net (decrease) increase in deposits	(2,766)	9,100
Net decrease in short-term borrowings and securities sold under agreements to repurchase	(655)	(8,272)
Cash dividends	(867)	(825)
Purchase of treasury stock	(284)	(128)

Net cash used in financing activities	(4,572)	(125)

Net (decrease) increase in cash and cash equivalents	(1,073)	651
Cash and cash equivalents at beginning of period	19,895	12,457

Cash and cash equivalents at end of period	$18,822	$13,108

Supplemental information:
Interest paid	$1,595	$1,944
Income taxes paid	$200	$—

Supplemental schedule of noncash investing and financing activities:
Transfer of loans to other real estate owned and repossessed assets	$112	$391